EXHIBIT 10.21


                  Borrower's Confirmation of Security Agreement


          Confirmation of Security Agreement dated February 25, 2000 in favor of The Dime Savings Bank of New York, FSB, formerly known as KeyBank National Association (the "Bank") given by Disc Graphics, Inc. ("Borrower").

          A. Borrower has on the date hereof entered into Amendment Number 2 to the Amended and Restated Credit Agreement dated December 1, 1998 ("Restated Credit Agreement") with the Bank, pursuant to which the Bank has agreed to increase the amount of the Revolving Credit Commitment to Borrower and extend its term, among other things. (The Amended and Restated Credit Agreement, together with its amendments, are collectively referred to as the "Credit Agreement").

          B. Pursuant to the Credit Agreement, Borrower previously executed and delivered to the Bank a Security Agreement dated February 26, 1997 (the "Security Agreement"), under which Borrower granted the Bank a security interest in and to certain assets of Borrower, then existing or later acquired, described and defined as "Collateral" in Section 1(b)(ii) of the Security Agreement.

          C. The Bank has agreed to modify the Credit Agreement as provided in Amendment Number 2, but only on condition that the Borrower confirms to the Bank that its interest in the Collateral given under the Security Agreement in connection with the Credit Agreement constitutes a valid security in favor of the Bank.

          D. To induce the Bank to modify the Credit Agreement in accordance with the terms of Amendment Number 2 and in consideration therefor, Borrower confirms, acknowledges and represents to the Bank as follows:

                    The Security Agreement is in full force and effect in accordance with the terms thereof, and constitutes a legal, binding and enforceable agreement of Borrower. The Security Agreement secures all obligations of Borrower to the Bank, and covers and grants the Bank a first lien priority interest in all assets and properties of Borrower now existing or hereafter acquired which constitute Collateral. All warranties and representations set forth in the Security Agreement respecting Borrower are true and correct and all covenants of Borrower described therein have been performed as of the date hereof. There have been no changes to the information set forth in Schedule I of the Security Agreement.

          IN WITNESS WHEREOF, Borrower has executed this confirmation of Security Agreement.

                                             Disc Graphics, Inc.


                                           By: /s/ Margaret Krumholz
                                           -------------------------
                                           Name:   Margaret Krumholz
                                           Title:  Senior V.P. and CFO